

<ARTICLE>                     5
<LEGEND>
     (THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
 FERRELLGAS, L.P. AND SUBSIDIARIES BALANCE SHEET ON JANUARY 31, 1996
AND THE STATEMENT OF EARNINGS ENDING JANUARY 31, 1996 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS)
</LEGEND>
<CIK>                         0000922359
<NAME>                        Ferrellgas, L.P.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              JUL-31-1996
<PERIOD-START>                                 NOV-01-1995
<PERIOD-END>                                   JAN-31-1996
<EXCHANGE-RATE>                                1
<CASH>                                         22,253
<SECURITIES>                                        0
<RECEIVABLES>                                  136,287
<ALLOWANCES>                                        0
<INVENTORY>                                    34,587
<CURRENT-ASSETS>                               201,895
<PP&E>                                         523,721
<DEPRECIATION>                                 184,504
<TOTAL-ASSETS>                                 635,660
<CURRENT-LIABILITIES>                          150,097
<BONDS>                                        347,186
<COMMON>                                       0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<OTHER-SE>                                      125,939
<TOTAL-LIABILITY-AND-EQUITY>                   635,660
<SALES>                                        226,676
<TOTAL-REVENUES>                               238,381
<CGS>                                           126,472
<TOTAL-COSTS>                                  184,149
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                               9,196
<INCOME-PRETAX>                                41,900
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            41,900
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   41,900
<EPS-PRIMARY>                                   0
<EPS-DILUTED>                                   0

1. For the MLP,  the Common  and  Subordinated  are  considered  to possess  the
characteristics   of  Common   Stock.   Note  that  both  are  included  in  the
determination of EPS providing support for such a classification.

2. For the OLP, ownership is maintained by the MLP and GP. Thus, there is no market and no relevant characteristics of either Common or Preferred Stock. Classification is reasonable.

3. Ferrell Finance has no income statement items other than totals as their only costs are G&A, and such costs are not required in the Financial Data Schedule.

4. A determination was made that Deprec. & Amort. and Vehicle leases are more appropriately reflected as costs and expenses related to sales and revenues. Therefore, there will be no amounts reported for item 5-03(b)3 "other costs/expenses".

